Filed pursuant to Rule 433(d)
Registration Statement No. 333-130961

Fremont HomeLoan Trust 2006-3

Asset-Backed Certificates, Series 2006-3

$1,046,881,000 (Approximate)

Financial Asset Securities Corp.
Depositor

Wells Fargo Bank, N.A.
Servicer

Fremont Investment & Loan
Originator

Sole Underwriter

RBS Greenwich Capital Contacts:

Mortgage Finance	Phone	E-mail Address
Ara Balabanian	(203) 618-2435	ara.balabanian@rbsgc.com
Sean Curran	(203) 618-2426	currans@rbsgc.com

Trading	Phone	E-mail Address
Ron Weibye	(203) 625-6160	weibyer@gcm.com
Peter McMullin	(203) 625-6160	peter.mcmullin@gcm.com
Frank Skibo	(203) 625-6160	skibof@rbsgc.com
Bob Pucel	(203) 625-6160	pucelr@rbsgc.com

Rating Agency Contacts:

Standard & Poor's	Phone	E-mail Address
Jonathon Conon	(212) 438-2037	jonathan_conon@standardandpoors.com

Moody's Investors Service	Phone	E-mail Address
Todd Swanson	(415) 274-1714	Todd.Swanson@moodys.com
Karen Romallo	(212) 553-0370	Karen.Ramallo@moodys.com

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet Date Prepared: September 27, 2006

Fremont Home Loan Trust 2006-3
Asset-Backed Certificate, Series 2006-3
$1,046,881,000 (Approximate)

Publicly Offered Certificates

Class(1,3,4)	Principal Amount ($)	WAL (Years) Call/Mat(2)	Payment Window (Mths) Call/Mat(2)	Certificate Type	Distribution Date	Moody’s/S&P
I-A1	$527,444,000	Not Marketed Hereby		Floating Rate Seniors	February 2037	Aaa/AAA
II-A1	$378,600,000	1.00/1.00	1-22/1-22	Floating Rate Seq Seniors	February 2037	Aaa/AAA
II-A2	$157,000,000	2.00/2.00	22-28/22-28	Floating Rate Seq Seniors	February 2037	Aaa/AAA
II-A3	$160,000,000	3.37/3.37	28-72/28-72	Floating Rate Seq Seniors	February 2037	Aaa/AAA
II-A4	$52,224,000	6.02/8.34	72-73/72-166	Floating Rate Seq Seniors	February 2037	Aaa/AAA
M-1	$76,598,000	3.66/3.66	41-49/41-49	Floating Rate Seq Subordinate	February 2037	Aa1/AA+
M-2	$62,745,000	4.70/4.71	49-73/49-76	Floating Rate Seq Subordinate	February 2037	Aa2/AA
M-3	$30,150,000	6.02/8.45	73-73/76-145	Floating Rate Seq Subordinate	February 2037	Aa3/AA-
M-4	$28,520,000	4.28/4.67	40-73/40-120	Floating Rate Subordinate	February 2037	A1/A+
M-5	$26,076,000	4.25/4.61	40-73/40-115	Floating Rate Subordinate	February 2037	A2/A
M-6	$24,446,000	4.22/4.55	39-73/39-109	Floating Rate Subordinate	February 2037	A3/A-
M-7	$17,927,000	4.21/4.50	38-73/38-102	Floating Rate Subordinate	February 2037	Baa1/BBB+
M-8	$14,668,000	4.18/4.43	38-73/38-97	Floating Rate Subordinate	February 2037	Baa2/BBB
M-9	$17,927,000	4.18/4.36	38-73/38-91	Floating Rate Subordinate	February 2037	Baa3/BBB-
M-10	$23,631,000	Not Offered Herein		Floating Rate Subordinate	February 2037	Ba1/BB+
Total	$1,597,956,000

(1)
The Class I-A1 are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Subordinate Certificates are backed by the cash flow from the Mortgage Loans (as defined herein). The principal balance of each class of Offered Certificates (as defined herein) is subject to a 10% variance.

(2)	The WAL and Payment Windows for the Offered Certificates are shown to the Clean-up Call Date (as described herein) and to maturity. See “Pricing Prepayment Speed” herein.
(3)
The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are priced to the Clean-up Call Date. The margin on the Senior Certificates will double and the margin on the Subordinate Certificates will be equal to 1.5x the original margin after the Clean-up Call Date.

(4)	The Class M-10 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to “Qualified Institutional Buyers”.

Depositor:	Financial Asset Securities Corp.

Servicer:	Wells Fargo Bank, N.A. (transfer of servicing from Fremont Investment and Loan to Wells Fargo Bank, N.A. will be completed on or about February 1, 2007 as described in the Prospectus Supplement).

Sole Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Trustee and
Custodian:                                   Deutsche Bank National Trust Company.

Originator:                                   Fremont Investment & Loan (“Fremont”).

Credit Risk Manager:                Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company.

Certificates:
The Class I-A1 Certificates (the “Group I Certificates”), the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates (together, the “Group II Certificates”, together with the Group I Certificates, the “Senior Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (together, the “Class M Certificates” or the “Subordinate Certificates”). The Class II-A1, Class II-A2, Class II-A3, Class II-A4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are referred to herein as the “Offered Certificates.” The Senior Certificates together with the Subordinate Certificates are referred to herein as the “Certificates.” The Class M-10 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to “Qualified Institutional Buyers”.

The trust will also issue the Class C, Class P, Class R and Class R-X Certificates, none of which will be publicly offered.

Federal Tax Status:	The Offered Certificates will represent ownership of REMIC regular interests for federal tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and, only upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	For each Mortgage Loan, generally the later of (i) the close of business on September 1, 2006, and (ii) the date as specified in the related subsequent transfer instrument.

Expected Pricing Date:             On or about September [29], 2006.

Expected Closing Date:             On or about October 19, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in October 2006.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:           The interest accrual period for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:                       The Offered Certificates are expected to be ERISA eligible, subject to certain investor-based exemptions.

SMMEA Eligibility:	None of the Offered Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The terms of the transaction allow for a clean-up call (the “Clean-up Call”) which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date.

Denomination:	$25,000 minimum and multiples of $1 in excess thereafter provided that the Certificates must be purchased in minimum total investments of $100,000.

Pricing Prepayment Speed:	The Certificates will be priced based on the following collateral prepayment assumptions:

ARM Loans:  100% PPC  (100% PPC: 2.0% - 30.0% CPR over 12 months, 30.0% until month 23, 60.0% for the following 4 months, then 35.0% thereafter)

FRM Loans: 100% PPC (100% PPC: 4.6% - 23.0% over 12 months, then 23.0% thereafter)

Second Liens: 100%PPC (100% PPC: 10.0% - 40.0% over 12 months, then 40.0% thereafter)

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the mortgage loans described herein was approximately $1,629,735,933 consisting primarily of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming and non-conforming mortgage loans (the “Statistical Mortgage Loans”). Information presented on approximately $548,850,661 of the Statistical Mortgage Loans is based on an indicative pool. See attached collateral descriptions for more information.

The Mortgage Loans will be divided into the Group I Mortgage Loans and Group II Mortgage Loans.

As of the Cut-off Date, the “Group I Initial Mortgage Loans” consisted of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming mortgage loans with an aggregate principal balance of approximately $451,662,899.

As of the Cut-off Date, the “Group II Initial Mortgage Loans”, together with the Group I Initial Mortgage Loans the “Initial Mortgage Loans”, consisted primarily of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming and non-conforming mortgage loans with an aggregate principal balance of approximately $629,222,373.

On or prior to the Closing Date, certain Initial Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

Pre-Funding Amount:
On the Closing Date, the Seller will deposit approximately $548,850,661 (the “Pre-funding Amount”), which will consist of approximately $222,387,303 deposited into an account (the “Group 1 Pre-Funding Account”) to purchase additional Group 1 Mortgage Loans and approximately $326,463,358 deposited into an account (the “Group 2 Pre-Funding Account”; and together with the Group 1 Pre-Funding Account, the “Pre-Funding Accounts”) to purchase subsequent Group 2 Mortgage Loans into an account. Funds on deposit in the Pre-funding Accounts will be used from time to time to acquire “Subsequent Mortgage Loans” during the Pre-funding Period.

The “Pre-funding Period” commences on the Closing Date and ends on the earlier of (i) the date on which the amount on deposit in the Pre-funding Account is less than $10,000 and (ii) January 15, 2007.

To the extent that the Trust does not fully use amounts on deposit in the Pre-funding Accounts to purchase Subsequent Mortgage Loans by the end of the Pre-funding Period, the Trust will apply the remaining amounts as a prepayment of principal to the related Offered Certificates on the Distribution Date immediately following the end of the Pre-funding Period. Although no assurance is possible, it is not anticipated that a material amount of principal will be prepaid on the Offered Certificates from amounts in the Pre-funding Accounts.

As of each of the Mortgage Loan’s respective Cut-Off Dates, the Mortgage Loans are expected to have similar characteristics as the Statistical Mortgage Loans.

As of the end of each of the Initial Mortgage Loans and Subsequent Mortgage Loans respective Cut-off Dates, approximately [2.00]% of the aggregate principal balance of the Statistical Mortgage Loans may be 30 to 59 days delinquent.

Statistical Information:
The information set forth herein with respect to the Statistical Mortgage Loans is expected to be representative of the characteristics of the Mortgage Loans that will be included in the trust on the Closing Date and all subsequent Closing Dates. Solely for determining the principal balances of the Offered Certificates in order to minimize the variance of the principal balance of the Offered Certificates as of the Closing Date, it is estimated but not guaranteed that the aggregate principal balance of the Mortgage Loans will be approximately $1,629,735,933 as of the Cut-off Date. It is not expected that the initial principal balance (or notional balance) of any class of Offered Certificates (as shown on the fourth page) will increase or decrease by more than 10% by the Closing Date.

Pass-Through Rate:                   The “Pass-Through Rate” for the Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:                             The “Formula Rate” on each of the Certificates will be equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) the Maximum Cap.

Net WAC Rate:                           The “Net WAC Rate” is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (I) for the first, second and third distribution date (A) 12 multiplied by (B) the amount of interest which accrued on the Initial Mortgage Loans in the prior calendar month (after giving effect to principal prepayments) at their Adjusted Net Mortgage Rates plus the amount withdrawn from an interest coverage account, if any, minus the amount of any Net Swap Payment and Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider and (II) thereafter, (A) 12 multiplied by (B) the amount of interest which accrued on the Mortgage Loans in the prior calendar month (after giving effect to principal prepayments) at their Adjusted Net Mortgage Rates minus the amount of any Net Swap Payment and Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider and (2) the denominator of which is equal to the sum of (i) the aggregate principal balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, after giving effect to principal prepayments received during the related Prepayment Period and (ii) the amounts on deposit in the Pre-Funding Accounts.

Maximum Cap:                            The “Maximum Cap” for any Distribution Date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Adjusted Net Maximum Mortgage Rates for the related Mortgage Loans minus the amount of any Net Swap Payment or Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider, plus an amount, expressed as a per annum rate, equal to the product of (x) a fraction the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Principal Balance of the related Mortgage Loans and (y) 12.

Adjusted Net Mortgage
Rate:                                              The “Adjusted Net Mortgage Rate” for any Mortgage Loan will be equal to the mortgage rate for such Mortgage Loan less the sum of (i) the servicing fee rate, (ii) the trustee fee rate and (iii) the credit risk manager fee rate.

Adjusted Net Maximum
Mortgage Rate:                          The “Adjusted Net Maximum Mortgage Rate” for any Mortgage Loan will be equal to the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of (i) the servicing fee rate, (ii) the trustee fee rate and (iii) the credit risk manager fee rate.

Net WAC Rate
Carryover Amount:                     If on any Distribution Date the Pass-Through Rate for any Class of Certificates is limited by the Net WAC Rate, the “Net WAC Rate Carryover Amount” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Interest Rate Swap
Agreement:          On the Closing Date, the Trustee (as supplemental interest trust trustee) will enter into the “Interest Rate Swap Agreement” with notional amounts as shown in the Swap Schedule herein. Under the Interest Rate Swap Agreement , the Trust will be obligated to pay an amount equal to [5.200]% per annum on the notional amount as set forth in the Interest Rate Swap Agreement to the Swap Provider (on a 30/360 basis) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Interest Rate Swap Agreement from the Swap Provider (on an actual/360 basis), until the Interest Rate Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) pursuant to the Pooling Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Interest Rate Swap Agreement , the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. If a swap termination is paid, and if it is not used to get a successor swap provider, the net swap payment that would normally be paid to the trust will be distributed to a reserve account available for the same shortfalls the swap would cover through the waterfall above, until the expiration of the original swap term or a successor swap provider is assigned. In the event that the Trust is required to make a Swap Termination Payment, only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider, payments generally will be paid prior to distributions to Certificateholders. The Interest Rate Swap Agreement will terminate following the Distribution Date in September 2011.

Interest Rate Cap
Agreement:
On the Closing Date, the Trustee (as cap trustee) will enter into the “Interest Rate Cap Agreement” to make payments based upon the priority of cashflows described within the Interest Rate Cap Account herein. On each Distribution Date, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of [9.500]% over (ii) the strike price for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates and (b) the notional balance for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Interest Rate Cap Agreement will terminate following the Distribution Date in September 2011.

Basis Risk Cap Agreement:      On the Closing Date, the Trustee (on behalf of the trust) will enter into the “Basis Risk Cap Agreement” to make payments in respect of any Net WAC Rate Carryover Amounts on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of [10.500]% over (ii) the strike price for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates and (b) the lesser of (x) the notional balance for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein and (y) the aggregate balance of the Certificates on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Basis Risk Cap Agreement will terminate following the Distribution Date in June 2007.

Credit Enhancement:                 Consists of the following:
1) Excess Cashflow (includes payments owed by the trust from the Interest Rate Swap Agreement and Interest Rate Cap Agreements, if any);
2) Overcollateralization Amount; and
3) Subordination.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Subordination:                            If the Excess Cashflow, overcollateralization, any amounts paid under the Interest Rate Swap Agreement and any amounts paid under the Interest Rate Cap Agreement are insufficient to cover Realized Losses, the certificate principal balances of the Subordinate Certificates will be reduced by such Realized Losses in reverse order of seniority.

Overcollateralization
Amount:                                        The “Overcollateralization Amount” is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Certificates and Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately [1.95]% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date. To the extent the Overcollateralization Amount is reduced below the Required Overcollateralization Target, Excess Cashflow, if any, will be directed to build the Overcollateralization Amount until the Required Overcollateralization Target is reached.

Required
Overcollateralization
Target:                                          On any Distribution Date, the “Required Overcollateralization Target” is equal to:
(i)
prior to the Stepdown Date, [1.95]% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date, and

(ii)	on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:
(a)	[3.90]% of the current principal balance of the Mortgage Loans;
(b)	0.50% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date (the “OC Floor”), and
(iii)	during the occurrence and continuation of a Trigger Event, the Required Overcollateralization Target as of the previous Distribution Date.

Stepdown Date: The earlier to occur of
(i) the Distribution Date following the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero and
(ii) the later to occur of:
(x) the Distribution Date occurring in October 2009 and
(y) the first Distribution Date on which the Credit Enhancement Percentage with respect to the Senior Certificates  is at least 43.50%.

Credit Enhancement
Percentage:                                 The “Credit Enhancement Percentage” for a Distribution Date and any Certificate is equal to (i) the sum of (a) the aggregate principal balance of the Certificates subordinate to such Certificate and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

	Ratings (M/S)	Initial Credit Enhancement Percentage	Target Credit Enhancement Percentage on or After Stepdown Date
Senior	Aaa/AAA	21.750%	43.500%
M-1	Aa1/AA+	17.050%	34.100%
M-2	Aa2/AA	13.200%	26.400%
M-3	Aa3/AA-	11.350%	22.700%
M-4	A1/A+	9.600%	19.200%
M-5	A2/A	8.000%	16.000%
M-6	A3/A-	6.500%	13.000%
M-7	Baa1/BBB+	5.400%	10.800%
M-8	Baa2/BBB	4.500%	9.000%
M-9	Baa3/BBB-	3.400%	6.800%
M-10	Ba1/BB+	1.950%	3.900%

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if (i) the 60+ delinquency percentage exceeds [36.78]% of the current Credit Enhancement Percentage of the Senior Certificates or (ii) cumulative realized losses for the related Distribution Date as a percentage of the of the sum of (a) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (b) amounts in the Pre-Funding Accounts as of the Closing Date for the related Distribution Date are greater than:

Distribution Date	Percentage
October 2008 - September 2009	[1.55]% for the first month plus an additional 1/12th of [1.90]% for each month thereafter
October 2009 - September 2010	[3.45]% for the first month plus an additional 1/12th of [2.00]% for each month thereafter
October 2010 - September 2011	[5.45]% for the first month plus an additional 1/12th of [1.60]% for each month thereafter
October 2011 - September 2012	[7.05]% for the first month plus an additional 1/12th of [0.80]% for each month thereafter
October 2012 - September 2013	[7.85]% for the first month plus an additional 1/12th of [0.80]% for each month thereafter
October 2013 and thereafter	[7.90]%
.

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first, by the Excess Cashflow, second, by Net Swap Payments received under the Interest Rate Swap Agreement, third to amounts received pursuant to the Interest Rate Cap Agreement and the cap allocation agreement, and fourth, by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-10 Certificates, second to the Class M-9 Certificates, third to the Class M-8 Certificates, fourth to the Class M-7 Certificates, fifth to the Class M-6 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-4 Certificates, eighth to the Class M-3 Certificates, ninth to the Class M-2 Certificates, and tenth to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Senior Certificates.

Priority of
Distributions:                             Available funds from the Mortgage Loans will be distributed as follows:

1)    Interest funds as follows: first to pay servicing fees, credit risk manager fees, Net Swap Payments owed to the Swap Provider, if any, and trustee fees, second monthly interest plus any previously unpaid interest to the Senior Certificates, generally based on interest collected from the related loan group, third monthly interest to the Class M-1 Certificates, fourth monthly interest to the Class M-2 Certificates, fifth monthly interest to the Class M-3 Certificates, sixth monthly interest to the Class M-4 Certificates, seventh monthly interest to the Class M-5 Certificates, eighth monthly interest to the Class M-6 Certificates, ninth monthly interest to the M-7 Certificates, tenth monthly interest to the Class M-8 Certificates, eleventh monthly interest to the Class M-9 Certificates and twelfth monthly interest to the Class M-10 Certificates. In certain limited circumstances described in the prospectus supplement, interest funds will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

2)    Principal funds, as follows: in each case as described under "Principal Paydown", first monthly principal to the Senior Certificates, generally based on principal collected from the related loan group, second monthly principal sequentially to the Class M-1 , Class M-2 and Class M-3 Certificates, third monthly principal to the Class M-4 Certificates, fourth monthly principal to the Class M-5 Certificates, fifth monthly principal to the Class M-6 Certificates, sixth monthly principal to the Class M-7 Certificates, seventh monthly principal to the M-8 Certificates, eighth monthly principal to the Class M-9 Certificates and ninth monthly principal to the Class M-10 Certificates.

3)    Excess Cashflow as follows: first, as principal to the certificates to build the Overcollateralization Amount in the order of priority described under “Principal Paydown” below, second, any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates and then any unpaid applied Realized Loss amount to the Class M-10 Certificates.

4)    To pay any related Net WAC Rate Carryover Amount pro rata based on the aggregate principal balance of the Certificates.

5)    To the extent available, any remaining Excess Cashflow to pay any remaining Net WAC Rate Carryover Amount, first to the Senior Certificates, pro rata, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to Class M-8 Certificates, then to Class M-9 Certificates and then to the Class M-10 Certificates.

6)    Any remaining Excess Cashflow to the holders of the non-offered classes of certificates as described in the pooling agreement (including any Swap Termination payment owed to the Swap Provider due to a Swap trigger event pursuant to the Interest Rate Swap Agreement).

Principal Paydown:
Principal allocated to the Group I Certificates will be distributed to the Class I-A1 Certificates until the aggregate principal balance thereof has been reduced to zero. Principal allocated to the Group II Certificates will be distributed sequentially to the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates, in that order, until the aggregate principal balance thereof has been reduced to zero. However, if all the Subordinate Certificates are written down to zero, the related share of the principal allocable to the Group II Certificates will be distributed pro-rata, based on the current certificate principal balance until their certificate principal balances are paid to zero. In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates generally based on the principal collected in the related loan group, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority, in each case until the respective certificates have been retired: 1) Class M-1 Certificates, 2) Class M-2 Certificates, 3) Class M-3 Certificates, 4) Class M-4 Certificates, 5) Class M-5 Certificates, 6) Class M-6 Certificates, 7) Class M-7 Certificates, 8) Class M-8 Certificates, 9) Class M-9 Certificates and 10) Class M-10 Certificates.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates, generally based on the principal collected in the related loan group, such that the Senior Certificates will have at least 43.500% credit enhancement, second second to the Class M-1, Class M-2 and Class M-3 Certificates, sequentially, such that the Class M-1, Class M-2 and Class M-3 Certificates will have at least 22.700% credit enhancement, third to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 19.200% credit enhancement, fourth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 16.000% credit enhancement, fifth to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 13.000% credit enhancement, sixth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 10.800% credit enhancement, seventh to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 9.000% credit enhancement, eighth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 6.800% credit enhancement, and ninth, to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 3.900% credit enhancement (subject, in each case, to any overcollateralization floors).

Swap Account:	Funds deposited into the Swap Account on a Distribution Date will include:
(i)	the net swap payments owed to the Swap Provider for such Distribution Date,
(ii)	any net swap payments received from the Swap Provider for such Distribution Date,
(iii)	any termination payment not due to a Swap Provider trigger event.

On each Distribution Date, following the distribution of Excess Cashflow payments shall be distributed from the Swap Account as follows:

(i)	to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

(ii)	to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider trigger event pursuant to the Interest Rate Swap Agreement ;

(iii)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(iv)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(v)
to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(vi)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(vii)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

Cap
Account:	Funds deposited into Cap Account on a Distribution Date will include:
(i)	the payments received by the Cap Provider for such Distribution Date pursuant to a cap allocation agreement.

On each Distribution Date, following the distribution of Excess Cashflow funds will be deposited into the Swap Account, and payments made pursuant to the Interest Rate Cap Agreement shall be distributed from the Cap Account as follows:

(i)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iii)
to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(v)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A Certificates to such Certificates first, pro rata, to the Class A Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

Interest Rate Cap Agreement Schedule
Period	Effective Notional Schedule ($)	Cap Strike (%)	Cap Ceiling (%)
1	$0	N/A	N/A
2	$0	N/A	N/A
3	$0	N/A	N/A
4	$0	N/A	N/A
5	$0	N/A	N/A
6	$0	N/A	N/A
7	$0	N/A	N/A
8	$0	N/A	N/A
9	$0	N/A	N/A
10	$43,590,962	5.200000	9.500000
11	$45,620,585	5.200000	9.500000
12	$47,529,806	5.200000	9.500000
13	$49,236,490	5.200000	9.500000
14	$50,755,189	5.200000	9.500000
15	$52,099,703	5.200000	9.500000
16	$53,282,948	5.200000	9.500000
17	$54,317,012	5.200000	9.500000
18	$55,213,201	5.200000	9.500000
19	$55,982,090	5.200000	9.500000
20	$56,634,644	5.200000	9.500000
21	$57,185,702	5.200000	9.500000
22	$57,682,744	5.200000	9.500000
23	$361,422,078	5.200000	9.500000
24	$426,055,003	5.200000	9.500000
25	$360,552,075	5.200000	9.500000
26	$305,328,389	5.200000	9.500000
27	$279,364,902	5.200000	9.500000
28	$263,626,972	5.200000	9.500000
29	$248,792,270	5.200000	9.500000
30	$234,804,067	5.200000	9.500000
31	$221,612,708	5.200000	9.500000
32	$209,172,491	5.200000	9.500000
33	$197,440,386	5.200000	9.500000
34	$186,461,479	5.200000	9.500000
35	$178,275,899	5.200000	9.500000
36	$170,696,935	5.200000	9.500000
37	$161,184,150	5.200000	9.500000
38	$152,165,122	5.200000	9.500000
39	$143,659,137	5.200000	9.500000
40	$135,636,787	5.200000	9.500000
41	$128,070,355	5.200000	9.500000
42	$120,933,750	5.200000	9.500000
43	$114,202,323	5.200000	9.500000
44	$107,852,856	5.200000	9.500000
45	$101,863,477	5.200000	9.500000
46	$96,213,570	5.200000	9.500000
47	$90,883,705	5.200000	9.500000
48	$85,855,568	5.200000	9.500000
49	$81,111,897	5.200000	9.500000
50	$76,636,422	5.200000	9.500000
51	$72,413,809	5.200000	9.500000
52	$68,429,602	5.200000	9.500000
53	$64,670,178	5.200000	9.500000
54	$61,122,696	5.200000	9.500000
55	$57,775,053	5.200000	9.500000
56	$54,615,839	5.200000	9.500000
57	$51,634,302	5.200000	9.500000
58	$48,846,642	5.200000	9.500000
59	$46,257,968	5.200000	9.500000
60	$43,847,246	5.200000	9.500000

Interest Rate Swap Agreement Schedule

Period	Effective Notional Schedule ($)	Swap Strike (%)
1	$0	N/A
2	$0	N/A
3	$0	N/A
4	$0	N/A
5	$0	N/A
6	$0	N/A
7	$0	N/A
8	$0	N/A
9	$0	N/A
10	$1,283,096,395	5.200000
11	$1,224,270,100	5.200000
12	$1,166,292,658	5.200000
13	$1,111,021,148	5.200000
14	$1,058,331,337	5.200000
15	$1,008,101,364	5.200000
16	$960,215,164	5.200000
17	$914,562,195	5.200000
18	$871,037,173	5.200000
19	$829,539,819	5.200000
20	$789,963,581	5.200000
21	$752,157,267	5.200000
22	$715,615,944	5.200000
23	$331,075,501	5.200000
24	$179,309,036	5.200000
25	$170,613,672	5.200000
26	$162,764,040	5.200000
27	$156,023,706	5.200000
28	$150,254,416	5.200000
29	$144,714,775	5.200000
30	$139,384,031	5.200000
31	$134,254,009	5.200000
32	$129,316,875	5.200000
33	$124,565,115	5.200000
34	$119,905,879	5.200000
35	$113,253,901	5.200000
36	$106,753,828	5.200000
37	$102,905,412	5.200000
38	$99,242,584	5.200000
39	$95,710,067	5.200000
40	$92,303,209	5.200000
41	$89,017,528	5.200000
42	$85,848,699	5.200000
43	$82,792,557	5.200000
44	$79,845,084	5.200000
45	$77,002,407	5.200000
46	$74,260,791	5.200000
47	$71,616,638	5.200000
48	$69,066,476	5.200000
49	$66,606,959	5.200000
50	$64,234,859	5.200000
51	$61,947,066	5.200000
52	$59,740,580	5.200000
53	$57,612,509	5.200000
54	$55,560,063	5.200000
55	$53,580,553	5.200000
56	$51,671,386	5.200000
57	$49,830,061	5.200000
58	$48,027,825	5.200000
59	$46,247,672	5.200000
60	$44,497,986	5.200000

Basis Risk Cap Agreement Schedule
Period	Effective Notional Schedule ($)	Cap Strike (%)	Cap Ceiling (%)
1	$0	N/A	N/A
2	$1,590,009,969	8.06173	10.50000
3	$1,576,698,484	7.80164	10.50000
4	$1,559,982,755	7.80161	10.50000
5	$1,539,875,709	8.63747	10.50000
6	$1,516,411,433	7.80156	10.50000
7	$1,489,645,738	8.06160	10.50000
8	$1,459,656,544	7.80153	10.50000
9	$1,426,544,541	8.06157	10.50000

Mortgage Loans
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$1,629,735,933	$15,000	$1,240,000
Average Scheduled Principal Balance	$228,960
Number of Mortgage Loans	7,118

Weighted Average Gross Coupon	8.580%	5.390%	14.250%
Weighted Average FICO Score	629	500	817
Weighted Average Combined Original LTV	81.76%	10.00%	100.00%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	358 months	118 months	360 months
Weighted Average Seasoning	1 months	0 months	7 months

Weighted Average Gross Margin	6.151%	2.810%	6.990%
Weighted Average Minimum Interest Rate	8.572%	5.390%	14.250%
Weighted Average Maximum Interest Rate	14.575%	11.390%	20.250%
Weighted Average Initial Rate Cap	2.984%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	23 months	17 months	60 months

Maturity Date		Aug 1 2016	Oct 1 2036
Maximum Zip Code Concentration	0.31%	20721

ARM	80.22%	Easy Documentation	1.28%
Fixed Rate	19.78%	Full Documentation	58.74%
		Stated Documentation	39.98%
2/28 6 MO LIBOR	34.58%
2/28 6 MO LIBOR 40/30 Balloon	29.91%	Cash Out Refinance	52.11%
2/28 6 MO LIBOR 50/30 Balloon	6.16%	Home Improvement	3.53%
2/28 6 MO LIBOR IO	6.52%	Purchase	43.30%
3/27 6 MO LIBOR	0.82%	Rate/Term Refinance	1.06%
3/27 6 MO LIBOR 40/30 Balloon	0.93%
3/27 6 MO LIBOR 50/30 Balloon	0.52%	2 Units	9.31%
3/27 6 MO LIBOR IO	0.30%	3 Units	0.79%
5/25 6 MO LIBOR	0.22%	4 Units	0.57%
5/25 6 MO LIBOR 40/30 Balloon	0.05%	Condominium	6.06%
5/25 6 MO LIBOR 50/30 Balloon	0.06%	PUD	0.05%
5/25 6 MO LIBOR IO	0.15%	Single Family	83.22%
Fixed Rate	16.12%
Fixed Rate 40/30 Balloon	2.56%	Non-owner	5.82%
Fixed Rate 50/30 Balloon	1.10%	Primary	93.25%
		Second Home	0.93%
Interest Only	6.96%
Not Interest Only	93.04%	Top 5 States:
		California	23.72%
Prepay Penalty: N/A	40.10%	Florida	14.47%
Prepay Penalty: 12 months	9.79%	New York	11.23%
Prepay Penalty: 24 months	40.31%	Maryland	7.75%
Prepay Penalty: 30 months	0.02%	Illinois	6.31%
Prepay Penalty: 36 months	9.78%

First Lien	93.81%
Second Lien	6.19%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	536	18,855,870.65	1.16%	11.401	338	99.05	646
50,000.01 - 100,000.00	1,161	87,936,159.93	5.40%	10.291	358	89.70	626
100,000.01 - 150,000.00	1,109	139,374,506.88	8.55%	9.469	358	84.26	615
150,000.01 - 200,000.00	1,054	184,199,917.49	11.30%	8.841	358	80.87	616
200,000.01 - 250,000.00	761	171,123,194.99	10.50%	8.632	359	80.17	610
250,000.01 - 300,000.00	574	157,653,212.99	9.67%	8.562	359	80.14	616
300,000.01 - 350,000.00	515	167,311,792.90	10.27%	8.161	358	80.71	633
350,000.01 - 400,000.00	376	140,854,083.32	8.64%	8.278	359	81.15	628
400,000.01 - 450,000.00	263	111,926,131.51	6.87%	8.395	358	81.31	630
450,000.01 - 500,000.00	220	104,937,078.66	6.44%	8.059	359	81.35	649
500,000.01 - 550,000.00	180	94,444,650.01	5.80%	8.020	359	82.33	648
550,000.01 - 600,000.00	114	65,653,551.53	4.03%	8.144	359	82.32	639
600,000.01 - 650,000.00	73	45,907,535.10	2.82%	7.782	356	80.20	653
650,000.01 - 700,000.00	51	34,443,266.15	2.11%	8.078	359	81.34	649
700,000.01 - 750,000.00	38	27,599,674.81	1.69%	8.338	359	80.21	635
750,000.01 - 800,000.00	63	49,392,430.33	3.03%	8.258	359	77.98	641
800,000.01 - 850,000.00	11	9,079,830.51	0.56%	7.354	359	76.49	656
850,000.01 - 900,000.00	4	3,501,700.00	0.21%	7.703	359	83.84	675
900,000.01 - 950,000.00	1	920,000.00	0.06%	7.100	359	80.00	695
950,000.01 - 1,000,000.00	9	8,891,228.30	0.55%	7.133	359	78.06	680
1,000,000.01+	5	5,730,116.84	0.35%	7.147	359	78.56	679
Total	7,118	1,629,735,932.90	100.00%	8.580	358	81.76	629

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	2	604,000.00	0.04%	5.420	360	77.52	656
5.500 - 5.999	62	23,824,241.29	1.46%	5.960	359	66.88	711
6.000 - 6.499	141	52,694,632.87	3.23%	6.272	359	74.53	689
6.500 - 6.999	363	128,014,542.52	7.85%	6.795	358	78.43	670
7.000 - 7.499	415	129,086,208.60	7.92%	7.264	358	80.01	655
7.500 - 7.999	866	265,980,094.34	16.32%	7.771	359	81.21	651
8.000 - 8.499	732	205,780,150.70	12.63%	8.261	359	82.07	637
8.500 - 8.999	1,158	310,139,180.25	19.03%	8.759	358	83.07	619
9.000 - 9.499	671	155,080,060.61	9.52%	9.236	359	82.92	602
9.500 - 9.999	755	141,484,929.95	8.68%	9.725	358	82.99	580
10.000 -10.499	426	57,879,716.07	3.55%	10.226	357	85.12	586
10.500 -10.999	422	57,850,304.36	3.55%	10.756	358	82.14	583
11.000 -11.499	381	36,671,161.63	2.25%	11.231	356	90.37	624
11.500 -11.999	311	31,172,034.31	1.91%	11.708	357	85.41	599
12.000 -12.499	267	22,072,282.94	1.35%	12.253	356	86.33	595
12.500 -12.999	115	9,802,796.21	0.60%	12.706	349	77.25	569
13.000 -13.499	21	1,007,233.17	0.06%	13.175	342	97.74	620
13.500 -13.999	9	332,363.08	0.02%	13.779	290	84.68	603
14.000 -14.499	1	260,000.00	0.02%	14.250	360	65.00	520
Total	7,118	1,629,735,932.90	100.00%	8.580	358	81.76	629

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	398	90,038,439.10	5.52%	10.238	358	71.31	512
525-549	482	109,357,203.05	6.71%	9.690	359	74.41	536
550-574	672	150,733,141.33	9.25%	9.040	358	81.26	562
575-599	677	163,743,798.03	10.05%	8.848	359	82.67	587
600-624	1,297	261,587,209.80	16.05%	8.580	359	85.00	612
625-649	1,098	236,217,092.69	14.49%	8.411	358	83.88	638
650-674	1,103	245,642,993.43	15.07%	8.199	358	83.47	662
675-699	634	156,256,904.74	9.59%	8.025	358	82.94	687
700+	757	216,159,150.73	13.26%	7.819	358	80.49	733
Total	7,118	1,629,735,932.90	100.00%	8.580	358	81.76	629

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	148	28,722,058.27	1.76%	8.421	358	41.18	609
50.00- 54.99	71	16,381,674.34	1.01%	8.539	356	52.26	600
55.00- 59.99	103	26,445,457.06	1.62%	8.852	359	57.60	586
60.00- 64.99	165	43,517,260.32	2.67%	8.737	356	62.84	606
65.00- 69.99	199	50,333,592.85	3.09%	8.843	359	66.67	591
70.00- 74.99	294	78,195,904.94	4.80%	8.854	359	71.92	587
75.00- 79.99	407	118,415,783.70	7.27%	8.545	358	76.76	600
80.00	2,141	622,630,902.32	38.20%	8.056	359	80.00	653
80.01- 84.99	121	35,990,098.12	2.21%	8.233	359	83.77	614
85.00- 89.99	617	159,588,189.35	9.79%	8.442	359	85.96	607
90.00- 94.99	973	230,241,061.85	14.13%	8.677	358	90.22	616
95.00- 99.99	367	75,074,310.31	4.61%	8.877	357	95.28	621
100.00	1,512	144,199,639.47	8.85%	10.492	355	100.00	656
Total	7,118	1,629,735,932.90	100.00%	8.580	358	81.76	629

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	18	795,206.24	0.05%	11.295	119	99.56	669
180	93	4,331,547.57	0.27%	9.676	179	87.37	626
240	14	1,841,027.41	0.11%	8.499	239	77.33	653
360	6,993	1,622,768,151.68	99.57%	8.575	359	81.75	629
Total	7,118	1,629,735,932.90	100.00%	8.580	358	81.76	629

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	18	795,206.24	0.05%	11.295	119	99.56	669
121-180	93	4,331,547.57	0.27%	9.676	179	87.37	626
181-240	14	1,841,027.41	0.11%	8.499	239	77.33	653
301-360	6,993	1,622,768,151.68	99.57%	8.575	359	81.75	629
Total	7,118	1,629,735,932.90	100.00%	8.580	358	81.76	629

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	167	37,681,331.87	2.31%	8.174	358	81.55	631
20.01 -25.00	146	29,820,776.33	1.83%	8.436	357	81.43	624
25.01 -30.00	251	52,134,781.44	3.20%	8.346	358	81.19	625
30.01 -35.00	453	86,103,020.42	5.28%	8.522	357	81.05	636
35.01 -40.00	855	173,578,523.38	10.65%	8.516	358	82.13	639
40.01 -45.00	1,310	292,244,255.88	17.93%	8.521	358	82.78	643
45.01 -50.00	2,455	568,845,875.89	34.90%	8.545	358	83.51	645
50.01 -55.00	1,477	388,766,935.46	23.85%	8.796	358	78.58	589
55.01 -60.00	4	560,432.23	0.03%	9.072	359	70.05	631
Total	7,118	1,629,735,932.90	100.00%	8.580	358	81.76	629

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	4,960	1,307,392,581.70	80.22%	8.572	359	81.09	620
Fixed Rate	2,158	322,343,351.20	19.78%	8.608	355	84.49	662
Total	7,118	1,629,735,932.90	100.00%	8.580	358	81.76	629

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	2,513	563,632,307.86	34.58%	8.985	359	81.59	604
2/28 6 MO LIBOR 40/30 Balloon	1,647	487,504,140.39	29.91%	8.403	359	80.01	628
2/28 6 MO LIBOR 50/30 Balloon	305	100,398,465.00	6.16%	8.233	359	81.35	631
2/28 6 MO LIBOR IO	317	106,178,832.00	6.52%	7.744	359	82.48	648
3/27 6 MO LIBOR	63	13,406,920.88	0.82%	8.467	359	84.34	632
3/27 6 MO LIBOR 40/30 Balloon	49	15,095,353.34	0.93%	7.876	359	80.10	653
3/27 6 MO LIBOR 50/30 Balloon	22	8,552,050.00	0.52%	7.879	359	82.87	655
3/27 6 MO LIBOR IO	18	4,841,706.00	0.30%	7.591	359	87.43	661
5/25 6 MO LIBOR	12	3,513,887.11	0.22%	8.609	359	85.49	631
5/25 6 MO LIBOR 40/30 Balloon	3	798,844.12	0.05%	8.017	358	62.27	665
5/25 6 MO LIBOR 50/30 Balloon	3	1,007,600.00	0.06%	7.108	359	79.58	630
5/25 6 MO LIBOR IO	8	2,462,475.00	0.15%	7.120	359	80.01	654
Fixed Rate	1,979	262,729,716.60	16.12%	8.866	354	85.41	661
Fixed Rate 40/30 Balloon	126	41,695,726.60	2.56%	7.484	359	80.31	671
Fixed Rate 50/30 Balloon	53	17,917,908.00	1.10%	7.442	359	80.74	658
Total	7,118	1,629,735,932.90	100.00%	8.580	358	81.76	629

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	343	113,483,013.00	6.96%	7.724	359	82.64	649
Not Interest Only	6,775	1,516,252,919.90	93.04%	8.644	358	81.70	627
Total	7,118	1,629,735,932.90	100.00%	8.580	358	81.76	629

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	6,775	1,516,252,919.90	93.04%	8.644	358	81.70	627
36	11	2,533,886.00	0.16%	7.400	360	88.72	664
60	332	110,949,127.00	6.81%	7.731	359	82.50	648
Total	7,118	1,629,735,932.90	100.00%	8.580	358	81.76	629

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	2,830	653,566,723.50	40.10%	8.764	358	82.16	631
Prepay Penalty: 12 months	633	159,627,157.24	9.79%	8.500	358	81.40	639
Prepay Penalty: 24 months	2,943	656,873,622.49	40.31%	8.644	359	82.03	617
Prepay Penalty: 30 months	2	338,105.00	0.02%	9.028	359	95.00	597
Prepay Penalty: 36 months	710	159,330,324.67	9.78%	7.635	357	79.40	659
Total	7,118	1,629,735,932.90	100.00%	8.580	358	81.76	629

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	5,715	1,528,778,111.40	93.81%	8.404	358	80.58	627
Second Lien	1,403	100,957,821.50	6.19%	11.243	353	99.72	659
Total	7,118	1,629,735,932.90	100.00%	8.580	358	81.76	629

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Easy Documentation	78	20,814,012.40	1.28%	8.666	358	84.52	598
Full Documentation	4,441	957,279,538.69	58.74%	8.255	358	83.24	622
Stated Documentation	2,599	651,642,381.81	39.98%	9.053	358	79.50	640
Total	7,118	1,629,735,932.90	100.00%	8.580	358	81.76	629

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	3,313	849,266,420.51	52.11%	8.557	358	79.42	609
Home Improvement	198	57,505,471.86	3.53%	8.405	358	78.48	612
Purchase	3,538	705,686,045.81	43.30%	8.627	358	84.93	654
Rate/Term Refinance	69	17,277,994.72	1.06%	8.337	359	78.66	611
Total	7,118	1,629,735,932.90	100.00%	8.580	358	81.76	629

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	559	151,807,334.21	9.31%	8.508	359	80.89	643
3 Units	36	12,849,612.93	0.79%	8.239	358	80.00	667
4 Units	29	9,211,172.81	0.57%	8.414	359	75.67	661
Condominium	516	98,797,239.07	6.06%	8.787	358	82.60	640
PUD	1	822,000.00	0.05%	8.950	360	78.29	588
Single Family	5,977	1,356,248,573.88	83.22%	8.577	358	81.86	626
Total	7,118	1,629,735,932.90	100.00%	8.580	358	81.76	629

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	478	94,868,698.64	5.82%	8.950	358	81.79	639
Primary	6,585	1,519,739,951.01	93.25%	8.558	358	81.82	628
Second Home	55	15,127,283.25	0.93%	8.414	359	76.13	623
Total	7,118	1,629,735,932.90	100.00%	8.580	358	81.76	629

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	2	331,500.00	0.02%	8.415	360	96.33	654
Arizona	160	31,122,821.03	1.91%	8.699	359	83.40	621
Arkansas	9	1,349,257.29	0.08%	9.087	359	92.84	587
California	1,212	386,572,925.30	23.72%	8.284	358	79.89	641
Colorado	90	15,765,329.86	0.97%	8.341	358	87.05	633
Connecticut	96	20,182,572.02	1.24%	8.697	359	82.37	622
Delaware	19	2,531,291.31	0.16%	9.280	353	83.71	588
District of Columbia	44	12,061,459.10	0.74%	8.718	359	75.06	609
Florida	1,146	235,759,573.97	14.47%	8.725	359	81.63	620
Georgia	298	45,599,780.36	2.80%	8.696	356	85.89	623
Hawaii	60	20,329,990.13	1.25%	8.170	359	77.21	638
Idaho	30	4,826,254.89	0.30%	9.075	359	84.08	598
Illinois	545	102,764,460.65	6.31%	8.788	358	83.62	630
Indiana	43	5,285,863.98	0.32%	9.234	358	87.77	613
Iowa	5	701,463.24	0.04%	9.506	359	86.95	587
Kansas	7	648,736.36	0.04%	9.675	344	90.86	615
Kentucky	21	2,919,678.53	0.18%	8.417	347	85.28	595
Maine	9	1,245,142.55	0.08%	9.519	356	88.20	587
Maryland	513	126,320,513.02	7.75%	8.692	358	81.74	617
Massachusetts	263	67,662,214.54	4.15%	8.503	358	81.12	622
Michigan	130	18,202,640.06	1.12%	9.386	357	87.74	599
Minnesota	91	15,146,144.58	0.93%	8.546	358	83.08	629
Missouri	45	4,114,795.01	0.25%	9.479	357	88.64	594
Montana	1	136,800.00	0.01%	9.700	359	90.00	617
Nebraska	5	470,100.00	0.03%	9.069	359	87.66	596
Nevada	85	19,761,913.38	1.21%	8.658	359	83.06	632
New Hampshire	21	4,217,354.46	0.26%	9.201	359	81.92	590
New Jersey	312	82,270,464.81	5.05%	8.865	358	81.94	627
New Mexico	26	4,313,648.83	0.26%	9.194	358	79.55	598
New York	588	183,063,054.36	11.23%	8.327	359	80.67	648
North Carolina	112	15,353,005.39	0.94%	9.040	357	84.67	612
Ohio	80	9,369,960.72	0.57%	8.953	359	88.06	612
Oklahoma	6	574,303.61	0.04%	9.606	359	85.71	587
Oregon	25	4,735,254.52	0.29%	8.751	358	80.13	614
Pennsylvania	168	22,119,055.70	1.36%	9.074	357	84.49	611
Rhode Island	48	9,645,979.12	0.59%	8.864	359	82.49	626
South Carolina	56	8,347,386.83	0.51%	8.909	358	86.03	597
Tennessee	67	7,010,102.17	0.43%	9.188	357	86.24	595
Texas	163	28,211,332.91	1.73%	8.119	350	79.78	645
Utah	33	5,609,451.03	0.34%	8.971	359	86.75	608
Virginia	250	60,076,163.18	3.69%	8.755	359	82.27	619
Washington	115	24,238,100.02	1.49%	8.570	359	83.88	620
West Virginia	14	2,579,324.62	0.16%	8.645	358	88.55	600
Wisconsin	105	16,188,769.46	0.99%	8.780	359	85.63	620
Total	7,118	1,629,735,932.90	100.00%	8.580	358	81.76	629

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	2	604,000.00	0.05%	5.420	360	77.52	656
3.000 - 3.499	11	3,743,618.10	0.29%	5.838	359	76.03	656
3.500 - 3.999	45	15,469,569.72	1.18%	6.372	359	77.39	667
4.000 - 4.499	155	51,127,854.39	3.91%	6.801	359	80.04	666
4.500 - 4.999	298	96,099,063.65	7.35%	7.298	359	80.05	652
5.000 - 5.499	497	148,964,777.29	11.39%	7.783	359	81.08	646
5.500 - 5.999	671	194,671,774.98	14.89%	8.395	359	81.57	632
6.000 - 6.499	738	200,523,357.59	15.34%	8.723	359	83.27	621
6.500 - 6.999	2,543	596,188,565.98	45.60%	9.212	359	80.59	599
Total	4,960	1,307,392,581.70	100.00%	8.572	359	81.09	620

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	3	964,000.00	0.07%	6.402	360	78.44	638
5.500 - 5.999	14	4,419,618.10	0.34%	5.829	359	76.63	673
6.000 - 6.499	52	18,447,389.25	1.41%	6.314	359	78.82	676
6.500 - 6.999	226	77,068,123.47	5.89%	6.816	359	79.53	667
7.000 - 7.499	336	104,371,017.87	7.98%	7.260	359	80.46	653
7.500 - 7.999	742	230,045,856.84	17.60%	7.770	359	81.05	650
8.000 - 8.499	651	186,647,916.49	14.28%	8.265	359	82.02	638
8.500 - 8.999	1,076	292,471,574.00	22.37%	8.758	359	82.97	618
9.000 - 9.499	641	149,895,776.99	11.47%	9.236	359	82.98	601
9.500 - 9.999	591	125,049,307.15	9.56%	9.716	359	81.90	573
10.000 -10.499	224	42,284,470.78	3.23%	10.223	359	80.69	560
10.500 -10.999	199	37,837,481.45	2.89%	10.709	359	74.52	543
11.000 -11.499	63	11,391,582.48	0.87%	11.201	359	71.23	532
11.500 -11.999	75	12,960,671.00	0.99%	11.683	359	66.20	536
12.000 -12.499	36	7,562,894.27	0.58%	12.225	359	60.43	536
12.500 -12.999	28	5,532,901.56	0.42%	12.678	359	61.11	527
13.000 -13.499	1	72,000.00	0.01%	13.000	359	80.00	521
13.500 -13.999	1	110,000.00	0.01%	13.750	359	61.11	522
14.000 -14.499	1	260,000.00	0.02%	14.250	360	65.00	520
Total	4,960	1,307,392,581.70	100.00%	8.572	359	81.09	620

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.000 -11.499	2	604,000.00	0.05%	5.420	360	77.52	656
11.500 -11.999	14	4,419,618.10	0.34%	5.829	359	76.63	673
12.000 -12.499	52	18,447,389.25	1.41%	6.314	359	78.82	676
12.500 -12.999	226	77,068,123.47	5.89%	6.816	359	79.53	667
13.000 -13.499	333	103,817,969.46	7.94%	7.259	359	80.46	653
13.500 -13.999	744	230,348,505.25	17.62%	7.769	359	81.05	650
14.000 -14.499	653	187,258,316.49	14.32%	8.264	359	82.01	638
14.500 -14.999	1,075	291,898,103.96	22.33%	8.758	359	82.96	618
15.000 -15.499	641	149,895,776.99	11.47%	9.236	359	82.98	601
15.500 -15.999	591	125,049,307.15	9.56%	9.716	359	81.90	573
16.000 -16.499	224	42,284,470.78	3.23%	10.223	359	80.69	560
16.500 -16.999	199	37,837,481.45	2.89%	10.709	359	74.52	543
17.000 -17.499	62	11,281,582.48	0.86%	11.196	359	71.33	532
17.500 -17.999	76	13,070,671.00	1.00%	11.683	359	66.16	536
18.000 -18.499	36	7,562,894.27	0.58%	12.225	359	60.43	536
18.500 -18.999	28	5,532,901.56	0.42%	12.678	359	61.11	527
19.000 -19.499	2	645,470.04	0.05%	9.046	357	84.42	642
19.500 -19.999	1	110,000.00	0.01%	13.750	359	61.11	522
20.000 -20.499	1	260,000.00	0.02%	14.250	360	65.00	520
Total	4,960	1,307,392,581.70	100.00%	8.572	359	81.09	620

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000	64	21,045,549.83	1.61%	8.512	356	79.55	632
3.000	4,896	1,286,347,031.87	98.39%	8.573	359	81.12	620
Total	4,960	1,307,392,581.70	100.00%	8.572	359	81.09	620

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	4,960	1,307,392,581.70	100.00%	8.572	359	81.09	620
Total	4,960	1,307,392,581.70	100.00%	8.572	359	81.09	620

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
02/01/08	1	153,263.06	0.01%	7.200	353	80.00	637
03/01/08	3	581,936.71	0.04%	10.380	354	71.67	585
04/01/08	13	4,725,538.43	0.36%	8.148	355	79.85	641
05/01/08	26	8,716,831.72	0.67%	8.302	356	78.88	629
06/01/08	208	56,286,052.12	4.31%	8.621	357	81.38	625
07/01/08	723	176,209,882.54	13.48%	8.776	358	81.12	613
08/01/08	1,716	443,471,492.27	33.92%	8.622	359	80.77	616
09/01/08	2,051	557,416,360.40	42.64%	8.519	359	81.24	623
09/06/08	1	130,000.00	0.01%	11.500	360	39.39	506
10/01/08	40	10,022,388.00	0.77%	8.599	360	81.16	606
06/01/09	3	711,921.03	0.05%	10.606	357	70.08	533
07/01/09	9	2,004,028.59	0.15%	7.832	358	81.40	675
08/01/09	59	15,241,911.60	1.17%	8.074	359	84.32	655
09/01/09	71	21,751,519.00	1.66%	7.965	359	82.00	644
10/01/09	10	2,186,650.00	0.17%	7.774	360	86.95	639
07/01/11	4	1,549,161.23	0.12%	8.153	358	79.27	681
08/01/11	8	1,874,795.00	0.14%	7.736	359	79.06	649
09/01/11	14	4,358,850.00	0.33%	7.850	359	81.75	625
Total	4,960	1,307,392,581.70	100.00%	8.572	359	81.09	620

Silent 2nd	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Has 2nd lien	2,069	580,158,337.70	35.60%	8.015	359	81.16	661
No Silent 2nd	5,049	1,049,577,595.20	64.40%	8.892	358	82.10	611
Total	7,118	1,629,735,932.90	100.00%	8.580	358	81.76	629

Group I Mortgage Loans
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$674,050,203	$15,000	$636,000
Average Scheduled Principal Balance	$196,002
Number of Mortgage Loans	3,439

Weighted Average Gross Coupon	8.664%	5.450%	12.990%
Weighted Average FICO Score	609	500	817
Weighted Average Combined Original LTV	79.57%	10.00%	100.00%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	358 months	119 months	360 months
Weighted Average Seasoning	1 months	0 months	7 months

Weighted Average Gross Margin	6.243%	2.870%	6.990%
Weighted Average Minimum Interest Rate	8.816%	5.450%	12.990%
Weighted Average Maximum Interest Rate	14.816%	11.450%	18.990%
Weighted Average Initial Rate Cap	2.988%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	23 months	17 months	60 months

Maturity Date		Aug 1 2016	Oct 1 2036
Maximum Zip Code Concentration	0.54%	20743

ARM	80.94%	Easy Documentation	1.07%
Fixed Rate	19.06%	Full Documentation	63.49%
		Stated Documentation	35.44%
2/28 6 MO LIBOR	39.23%
2/28 6 MO LIBOR 40/30 Balloon	31.60%	Cash Out Refinance	76.11%
2/28 6 MO LIBOR 50/30 Balloon	5.56%	Home Improvement	4.85%
2/28 6 MO LIBOR IO	1.45%	Purchase	17.80%
3/27 6 MO LIBOR	1.02%	Rate/Term Refinance	1.25%
3/27 6 MO LIBOR 40/30 Balloon	1.01%
3/27 6 MO LIBOR 50/30 Balloon	0.54%	2 Units	11.70%
3/27 6 MO LIBOR IO	0.10%	3 Units	0.96%
5/25 6 MO LIBOR	0.22%	4 Units	0.87%
5/25 6 MO LIBOR 40/30 Balloon	0.05%	Condominium	5.90%
5/25 6 MO LIBOR 50/30 Balloon	0.11%	Single Family	80.57%
5/25 6 MO LIBOR IO	0.06%
Fixed Rate	14.38%	Non-owner	9.56%
Fixed Rate 40/30 Balloon	3.39%	Primary	88.96%
Fixed Rate 50/30 Balloon	1.30%	Second Home	1.48%

Interest Only	1.61%	Top 5 States:
Not Interest Only	98.39%	California	15.87%
		Florida	13.26%
Prepay Penalty: N/A	41.93%	New York	9.86%
Prepay Penalty: 12 months	10.15%	Maryland	8.65%
Prepay Penalty: 24 months	37.67%	Illinois	8.55%
Prepay Penalty: 30 months	0.05%
Prepay Penalty: 36 months	10.21%

First Lien	97.78%
Second Lien	2.22%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	239	8,114,487.91	1.20%	11.315	338	99.38	643
50,000.01 - 100,000.00	459	35,029,042.52	5.20%	9.721	357	84.12	609
100,000.01 - 150,000.00	610	77,426,517.51	11.49%	8.998	358	79.83	600
150,000.01 - 200,000.00	656	114,217,886.63	16.95%	8.797	358	78.42	604
200,000.01 - 250,000.00	491	110,661,885.65	16.42%	8.667	358	78.64	601
250,000.01 - 300,000.00	343	94,417,663.00	14.01%	8.696	359	78.34	600
300,000.01 - 350,000.00	298	96,784,511.79	14.36%	8.219	358	79.35	619
350,000.01 - 400,000.00	219	82,134,200.24	12.19%	8.286	358	79.75	613
400,000.01 - 450,000.00	84	35,097,043.98	5.21%	8.414	357	79.68	619
450,000.01 - 500,000.00	22	10,549,508.62	1.57%	7.627	359	80.15	674
500,000.01 - 550,000.00	15	7,811,454.66	1.16%	7.809	359	81.22	648
550,000.01 - 600,000.00	1	560,000.00	0.08%	6.150	360	74.17	796
600,000.01 - 650,000.00	2	1,246,000.00	0.18%	7.873	359	76.39	732
Total	3,439	674,050,202.51	100.00%	8.664	358	79.57	609

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	1	300,000.00	0.04%	5.450	360	75.00	641
5.500 - 5.999	31	7,748,077.70	1.15%	5.918	359	63.40	691
6.000 - 6.499	71	20,590,806.48	3.05%	6.265	359	71.46	698
6.500 - 6.999	182	49,485,899.96	7.34%	6.794	356	75.39	667
7.000 - 7.499	192	46,012,866.42	6.83%	7.268	358	78.93	646
7.500 - 7.999	406	96,926,457.83	14.38%	7.767	358	80.48	636
8.000 - 8.499	367	79,709,060.69	11.83%	8.262	359	82.32	620
8.500 - 8.999	651	138,415,481.47	20.53%	8.768	358	82.59	602
9.000 - 9.499	383	71,708,254.70	10.64%	9.258	359	81.18	584
9.500 - 9.999	413	73,814,355.65	10.95%	9.725	358	79.92	570
10.000 -10.499	196	24,859,228.76	3.69%	10.227	357	80.35	568
10.500 -10.999	171	26,748,217.36	3.97%	10.722	358	74.91	549
11.000 -11.499	114	11,302,128.86	1.68%	11.216	357	78.25	563
11.500 -11.999	118	13,669,692.69	2.03%	11.689	356	71.09	552
12.000 -12.499	95	7,901,415.40	1.17%	12.257	353	73.67	565
12.500 -12.999	48	4,858,258.54	0.72%	12.689	354	68.01	548
Total	3,439	674,050,202.51	100.00%	8.664	358	79.57	609

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	291	58,229,361.28	8.64%	10.242	357	70.44	512
525-549	340	71,500,129.31	10.61%	9.692	359	73.18	535
550-574	437	86,731,665.66	12.87%	9.026	359	79.27	562
575-599	421	85,086,364.83	12.62%	8.839	359	80.84	586
600-624	599	109,635,320.05	16.27%	8.549	358	84.00	612
625-649	479	88,253,341.40	13.09%	8.246	357	82.70	637
650-674	425	77,244,922.86	11.46%	7.931	357	82.27	661
675-699	196	39,831,222.37	5.91%	7.769	356	80.56	687
700+	251	57,537,874.75	8.54%	7.450	358	77.75	734
Total	3,439	674,050,202.51	100.00%	8.664	358	79.57	609

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	116	21,075,477.87	3.13%	8.559	357	40.78	603
50.00- 54.99	55	10,795,746.09	1.60%	8.765	355	52.41	589
55.00- 59.99	77	18,306,704.14	2.72%	8.887	359	57.47	585
60.00- 64.99	119	27,161,532.47	4.03%	9.035	359	62.49	595
65.00- 69.99	145	31,197,651.63	4.63%	8.971	359	66.81	577
70.00- 74.99	217	52,673,093.87	7.81%	8.888	359	71.75	585
75.00- 79.99	292	69,712,963.73	10.34%	8.778	358	76.52	590
80.00	831	173,424,812.31	25.73%	8.281	358	80.00	628
80.01- 84.99	76	18,581,275.22	2.76%	8.255	359	83.66	606
85.00- 89.99	353	75,535,352.98	11.21%	8.467	359	86.10	604
90.00- 94.99	558	110,809,110.84	16.44%	8.722	358	90.24	611
95.00- 99.99	164	31,259,808.00	4.64%	8.602	358	95.23	624
100.00	436	33,516,673.36	4.97%	9.913	351	100.00	648
Total	3,439	674,050,202.51	100.00%	8.664	358	79.57	609

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	10	294,320.00	0.04%	11.329	119	99.53	644
180	42	2,514,541.93	0.37%	9.188	179	88.41	628
240	7	1,374,293.32	0.20%	7.683	239	72.04	665
360	3,380	669,867,047.26	99.38%	8.663	359	79.54	609
Total	3,439	674,050,202.51	100.00%	8.664	358	79.57	609

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	10	294,320.00	0.04%	11.329	119	99.53	644
121-180	42	2,514,541.93	0.37%	9.188	179	88.41	628
181-240	7	1,374,293.32	0.20%	7.683	239	72.04	665
301-360	3,380	669,867,047.26	99.38%	8.663	359	79.54	609
Total	3,439	674,050,202.51	100.00%	8.664	358	79.57	609

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
20.01 -25.00	78	14,377,697.79	2.13%	8.369	357	78.52	624
25.01 -30.00	124	22,699,537.28	3.37%	8.336	358	78.02	613
30.01 -35.00	239	39,809,151.77	5.91%	8.542	355	78.30	621
35.01 -40.00	403	67,682,558.09	10.04%	8.593	358	80.34	621
40.01 -45.00	578	106,906,327.72	15.86%	8.527	358	81.37	625
45.01 -50.00	977	181,928,297.54	26.99%	8.619	358	81.97	622
50.01 -55.00	1,037	240,303,200.09	35.65%	8.847	358	77.16	586
55.01 -60.00	3	343,432.23	0.05%	9.055	359	70.29	637
Total	3,439	674,050,202.51	100.00%	8.664	358	79.57	609

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	2,605	545,556,827.52	80.94%	8.816	359	79.47	599
Fixed Rate	834	128,493,374.99	19.06%	8.020	354	79.98	655
Total	3,439	674,050,202.51	100.00%	8.664	358	79.57	609

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	1,402	264,415,016.89	39.23%	9.198	359	79.72	586
2/28 6 MO LIBOR 40/30 Balloon	909	213,008,380.10	31.60%	8.514	359	78.66	605
2/28 6 MO LIBOR 50/30 Balloon	155	37,506,308.00	5.56%	8.430	359	79.60	611
2/28 6 MO LIBOR IO	42	9,749,950.00	1.45%	7.637	359	84.08	664
3/27 6 MO LIBOR	36	6,866,232.12	1.02%	8.574	359	83.72	627
3/27 6 MO LIBOR 40/30 Balloon	30	6,790,690.68	1.01%	8.148	359	79.59	631
3/27 6 MO LIBOR 50/30 Balloon	13	3,610,750.00	0.54%	8.327	359	83.95	627
3/27 6 MO LIBOR IO	4	669,000.00	0.10%	7.494	359	87.12	670
5/25 6 MO LIBOR	7	1,482,624.73	0.22%	8.535	359	88.91	645
5/25 6 MO LIBOR 40/30 Balloon	2	314,000.00	0.05%	8.660	359	55.84	648
5/25 6 MO LIBOR 50/30 Balloon	2	736,000.00	0.11%	7.221	359	79.43	619
5/25 6 MO LIBOR IO	3	407,875.00	0.06%	7.643	359	81.22	673
Fixed Rate	721	96,921,178.50	14.38%	8.172	352	79.67	650
Fixed Rate 40/30 Balloon	82	22,823,036.49	3.39%	7.542	359	80.84	671
Fixed Rate 50/30 Balloon	31	8,749,160.00	1.30%	7.583	359	81.24	661
Total	3,439	674,050,202.51	100.00%	8.664	358	79.57	609

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	49	10,826,825.00	1.61%	7.628	359	84.16	665
Not Interest Only	3,390	663,223,377.51	98.39%	8.681	358	79.49	608
Total	3,439	674,050,202.51	100.00%	8.664	358	79.57	609

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	3,390	663,223,377.51	98.39%	8.681	358	79.49	608
36	4	669,000.00	0.10%	7.494	359	87.12	670
60	45	10,157,825.00	1.51%	7.637	359	83.97	665
Total	3,439	674,050,202.51	100.00%	8.664	358	79.57	609

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	1,447	282,621,346.05	41.93%	8.817	358	80.38	609
Prepay Penalty: 12 months	315	68,403,917.39	10.15%	8.439	358	78.81	626
Prepay Penalty: 24 months	1,320	253,893,657.74	37.67%	8.823	359	79.25	594
Prepay Penalty: 30 months	2	338,105.00	0.05%	9.028	359	95.00	597
Prepay Penalty: 36 months	355	68,793,176.33	10.21%	7.671	356	78.07	647
Total	3,439	674,050,202.51	100.00%	8.664	358	79.57	609

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,093	659,070,965.50	97.78%	8.606	358	79.11	608
Second Lien	346	14,979,237.01	2.22%	11.217	346	99.77	647
Total	3,439	674,050,202.51	100.00%	8.664	358	79.57	609

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Easy Documentation	32	7,203,732.48	1.07%	8.572	359	79.09	587
Full Documentation	2,298	427,958,064.17	63.49%	8.359	358	81.86	611
Stated Documentation	1,109	238,888,405.86	35.44%	9.213	358	75.47	607
Total	3,439	674,050,202.51	100.00%	8.664	358	79.57	609

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,334	513,016,960.87	76.11%	8.643	358	78.43	604
Home Improvement	133	32,662,110.88	4.85%	8.458	357	75.24	597
Purchase	926	119,947,781.37	17.80%	8.809	357	85.81	637
Rate/Term Refinance	46	8,423,349.39	1.25%	8.686	359	77.09	601
Total	3,439	674,050,202.51	100.00%	8.664	358	79.57	609

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	294	78,878,793.31	11.70%	8.511	358	78.09	625
3 Units	17	6,489,400.00	0.96%	8.213	359	74.23	651
4 Units	18	5,870,080.97	0.87%	8.542	359	71.52	655
Condominium	232	39,753,553.66	5.90%	8.790	358	81.21	623
Single Family	2,878	543,058,374.57	80.57%	8.683	358	79.81	605
Total	3,439	674,050,202.51	100.00%	8.664	358	79.57	609

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	314	64,411,451.76	9.56%	8.927	358	81.44	636
Primary	3,083	599,631,151.50	88.96%	8.634	358	79.49	607
Second Home	42	10,007,599.25	1.48%	8.780	359	72.43	603
Total	3,439	674,050,202.51	100.00%	8.664	358	79.57	609

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	2	331,500.00	0.05%	8.415	360	96.33	654
Arizona	80	14,540,010.19	2.16%	8.734	359	82.22	608
Arkansas	2	212,500.00	0.03%	10.156	359	93.01	580
California	389	107,000,908.26	15.87%	8.329	358	73.72	611
Colorado	50	6,747,825.73	1.00%	8.481	357	86.85	626
Connecticut	62	11,270,056.28	1.67%	8.854	359	79.71	607
Delaware	9	1,266,915.00	0.19%	9.083	359	81.91	578
District of Columbia	29	6,642,844.73	0.99%	8.565	359	72.73	595
Florida	458	89,369,948.12	13.26%	8.811	359	79.13	596
Georgia	176	23,553,949.67	3.49%	8.873	355	85.57	605
Hawaii	30	10,300,216.05	1.53%	8.011	359	72.22	623
Idaho	20	3,263,592.65	0.48%	8.771	359	84.37	601
Illinois	336	57,597,632.15	8.55%	8.699	359	82.21	620
Indiana	28	2,665,440.17	0.40%	9.412	359	85.26	594
Iowa	4	608,000.00	0.09%	9.345	359	87.25	588
Kansas	5	436,736.36	0.06%	9.558	336	93.52	590
Kentucky	13	1,604,604.76	0.24%	8.901	340	89.08	584
Maine	5	811,184.00	0.12%	9.320	359	91.93	595
Maryland	281	58,293,506.48	8.65%	8.821	357	80.46	601
Massachusetts	178	41,891,200.85	6.21%	8.542	359	80.49	619
Michigan	73	8,655,057.27	1.28%	9.430	358	87.54	595
Minnesota	68	10,134,443.32	1.50%	8.743	358	83.93	629
Missouri	28	2,651,818.10	0.39%	9.357	358	89.18	596
Montana	1	136,800.00	0.02%	9.700	359	90.00	617
Nebraska	4	349,500.00	0.05%	8.783	359	86.86	607
Nevada	33	6,387,560.94	0.95%	8.687	359	78.59	605
New Hampshire	11	1,721,527.68	0.26%	9.569	359	77.98	554
New Jersey	155	36,728,051.06	5.45%	9.057	359	78.81	598
New Mexico	19	2,535,041.01	0.38%	8.935	359	83.29	615
New York	229	66,451,519.74	9.86%	8.294	358	76.50	623
North Carolina	66	8,678,304.82	1.29%	8.937	357	84.71	609
Ohio	39	3,863,209.24	0.57%	9.011	359	87.21	608
Oklahoma	4	387,166.03	0.06%	9.310	359	81.49	581
Oregon	15	2,854,602.70	0.42%	8.426	359	80.39	626
Pennsylvania	89	10,999,923.36	1.63%	8.944	357	86.56	617
Rhode Island	35	6,941,829.12	1.03%	8.695	359	81.35	622
South Carolina	33	4,071,108.97	0.60%	8.947	359	84.43	594
Tennessee	28	2,955,288.88	0.44%	8.803	354	84.78	598
Texas	85	12,272,312.26	1.82%	8.052	349	79.25	635
Utah	23	3,506,702.93	0.52%	8.991	359	85.75	594
Virginia	109	22,355,447.35	3.32%	8.941	359	79.39	595
Washington	57	10,129,118.76	1.50%	8.593	359	83.97	615
West Virginia	9	1,587,464.62	0.24%	9.138	359	87.64	585
Wisconsin	69	9,287,832.90	1.38%	8.937	358	84.97	615
Total	3,439	674,050,202.51	100.00%	8.664	358	79.57	609

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	1	300,000.00	0.05%	5.450	360	75.00	641
3.000 - 3.499	8	1,887,618.10	0.35%	5.709	359	72.12	660
3.500 - 3.999	21	5,196,895.58	0.95%	6.453	360	71.21	652
4.000 - 4.499	65	16,324,217.78	2.99%	6.770	359	77.60	666
4.500 - 4.999	138	33,962,307.87	6.23%	7.389	359	77.77	640
5.000 - 5.499	226	50,543,277.30	9.26%	7.873	359	80.20	624
5.500 - 5.999	347	75,580,644.28	13.85%	8.548	359	80.96	608
6.000 - 6.499	406	87,421,209.98	16.02%	8.756	359	82.20	599
6.500 - 6.999	1,393	274,340,656.63	50.29%	9.450	359	78.59	580
Total	2,605	545,556,827.52	100.00%	8.816	359	79.47	599

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	1	300,000.00	0.05%	5.450	360	75.00	641
5.500 - 5.999	10	2,243,618.10	0.41%	5.740	359	73.37	666
6.000 - 6.499	23	6,314,354.10	1.16%	6.339	359	76.08	670
6.500 - 6.999	95	24,864,105.03	4.56%	6.808	359	76.15	663
7.000 - 7.499	143	33,995,947.95	6.23%	7.268	359	79.11	642
7.500 - 7.999	312	74,525,155.06	13.66%	7.769	359	80.28	629
8.000 - 8.499	316	69,103,262.64	12.67%	8.267	359	82.11	616
8.500 - 8.999	592	126,805,584.77	23.24%	8.769	359	82.34	599
9.000 - 9.499	362	68,543,182.08	12.56%	9.257	359	81.18	583
9.500 - 9.999	347	66,288,469.60	12.15%	9.722	359	79.52	566
10.000 -10.499	129	21,673,927.82	3.97%	10.230	359	78.01	555
10.500 -10.999	122	22,753,292.76	4.17%	10.710	359	72.54	539
11.000 -11.499	43	7,837,848.64	1.44%	11.197	359	69.63	529
11.500 -11.999	60	11,135,934.84	2.04%	11.687	359	65.52	537
12.000 -12.499	28	5,275,264.26	0.97%	12.244	359	60.65	541
12.500 -12.999	22	3,896,879.87	0.71%	12.691	359	60.20	531
Total	2,605	545,556,827.52	100.00%	8.816	359	79.47	599

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.000 -11.499	1	300,000.00	0.05%	5.450	360	75.00	641
11.500 -11.999	10	2,243,618.10	0.41%	5.740	359	73.37	666
12.000 -12.499	23	6,314,354.10	1.16%	6.339	359	76.08	670
12.500 -12.999	95	24,864,105.03	4.56%	6.808	359	76.15	663
13.000 -13.499	141	33,662,899.54	6.17%	7.266	359	79.10	642
13.500 -13.999	314	74,858,203.47	13.72%	7.768	359	80.28	630
14.000 -14.499	316	69,103,262.64	12.67%	8.267	359	82.11	616
14.500 -14.999	592	126,805,584.77	23.24%	8.769	359	82.34	599
15.000 -15.499	362	68,543,182.08	12.56%	9.257	359	81.18	583
15.500 -15.999	347	66,288,469.60	12.15%	9.722	359	79.52	566
16.000 -16.499	129	21,673,927.82	3.97%	10.230	359	78.01	555
16.500 -16.999	122	22,753,292.76	4.17%	10.710	359	72.54	539
17.000 -17.499	42	7,727,848.64	1.42%	11.190	359	69.75	529
17.500 -17.999	61	11,245,934.84	2.06%	11.687	359	65.48	537
18.000 -18.499	28	5,275,264.26	0.97%	12.244	359	60.65	541
18.500 -18.999	22	3,896,879.87	0.71%	12.691	359	60.20	531
Total	2,605	545,556,827.52	100.00%	8.816	359	79.47	599

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000	29	6,716,941.87	1.23%	8.667	356	78.25	620
3.000	2,576	538,839,885.65	98.77%	8.817	359	79.49	598
Total	2,605	545,556,827.52	100.00%	8.816	359	79.47	599

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	2,605	545,556,827.52	100.00%	8.816	359	79.47	599
Total	2,605	545,556,827.52	100.00%	8.816	359	79.47	599

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
02/01/08	1	153,263.06	0.03%	7.200	353	80.00	637
03/01/08	3	581,936.71	0.11%	10.380	354	71.67	585
04/01/08	6	1,456,450.91	0.27%	8.401	355	80.71	584
05/01/08	13	3,009,500.00	0.55%	7.932	356	79.36	672
06/01/08	98	20,722,028.57	3.80%	8.820	357	79.12	594
07/01/08	395	79,786,786.48	14.62%	8.955	358	79.87	589
08/01/08	872	179,282,056.26	32.86%	8.861	359	79.12	595
09/01/08	1,097	234,420,175.00	42.97%	8.787	360	79.43	601
09/06/08	1	130,000.00	0.02%	11.500	360	39.39	506
10/01/08	22	5,137,458.00	0.94%	8.908	360	78.71	590
06/01/09	3	711,921.03	0.13%	10.606	357	70.08	533
07/01/09	3	526,758.43	0.10%	7.777	358	85.78	642
08/01/09	31	6,278,584.34	1.15%	8.442	359	83.10	637
09/01/09	37	8,536,759.00	1.56%	8.114	359	81.31	631
10/01/09	9	1,882,650.00	0.35%	8.159	360	88.07	634
07/01/11	2	550,674.73	0.10%	7.989	358	89.87	652
08/01/11	5	987,875.00	0.18%	8.515	359	77.44	637
09/01/11	7	1,401,950.00	0.26%	7.842	359	81.99	643
Total	2,605	545,556,827.52	100.00%	8.816	359	79.47	599

Silent 2nd	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Has 2nd lien	673	124,689,349.51	18.50%	8.108	359	82.14	649
No Silent 2nd	2,766	549,360,853.00	81.50%	8.790	358	78.98	600
Total	3,439	674,050,202.51	100.00%	8.664	358	79.57	609

Group II Mortgage Loans
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$955,685,730	$15,000	$1,240,000
Average Scheduled Principal Balance	$259,768
Number of Mortgage Loans	3,679

Weighted Average Gross Coupon	8.520%	5.390%	14.250%
Weighted Average FICO Score	642	500	803
Weighted Average Combined Original LTV	83.31%	16.13%	100.00%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	358 months	118 months	360 months
Weighted Average Seasoning	1 months	0 months	5 months

Weighted Average Gross Margin	6.085%	2.810%	6.990%
Weighted Average Minimum Interest Rate	8.398%	5.390%	14.250%
Weighted Average Maximum Interest Rate	14.403%	11.390%	20.250%
Weighted Average Initial Rate Cap	2.981%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	23 months	19 months	60 months

Maturity Date		Aug 1 2016	Oct 1 2036
Maximum Zip Code Concentration	0.48%	20721

ARM	79.72%	Easy Documentation	1.42%
Fixed Rate	20.28%	Full Documentation	55.39%
		Stated Documentation	43.19%
2/28 6 MO LIBOR	31.31%
2/28 6 MO LIBOR 40/30 Balloon	28.72%	Cash Out Refinance	35.18%
2/28 6 MO LIBOR 50/30 Balloon	6.58%	Home Improvement	2.60%
2/28 6 MO LIBOR IO	10.09%	Purchase	61.29%
3/27 6 MO LIBOR	0.68%	Rate/Term Refinance	0.93%
3/27 6 MO LIBOR 40/30 Balloon	0.87%
3/27 6 MO LIBOR 50/30 Balloon	0.52%	2 Units	7.63%
3/27 6 MO LIBOR IO	0.44%	3 Units	0.67%
5/25 6 MO LIBOR	0.21%	4 Units	0.35%
5/25 6 MO LIBOR 40/30 Balloon	0.05%	Condominium	6.18%
5/25 6 MO LIBOR 50/30 Balloon	0.03%	PUD	0.09%
5/25 6 MO LIBOR IO	0.21%	Single Family	85.09%
Fixed Rate	17.35%
Fixed Rate 40/30 Balloon	1.97%	Non-owner	3.19%
Fixed Rate 50/30 Balloon	0.96%	Primary	96.28%
		Second Home	0.54%
Interest Only	10.74%
Not Interest Only	89.26%	Top 5 States:
		California	29.25%
Prepay Penalty: N/A	38.81%	Florida	15.32%
Prepay Penalty: 12 months	9.55%	New York	12.20%
Prepay Penalty: 24 months	42.17%	Maryland	7.12%
Prepay Penalty: 36 months	9.47%	New Jersey	4.77%

First Lien	91.00%
Second Lien	9.00%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	297	10,741,382.74	1.12%	11.466	338	98.81	648
50,000.01 - 100,000.00	702	52,907,117.41	5.54%	10.668	358	93.39	637
100,000.01 - 150,000.00	499	61,947,989.37	6.48%	10.058	358	89.79	634
150,000.01 - 200,000.00	398	69,982,030.86	7.32%	8.915	358	84.87	636
200,000.01 - 250,000.00	270	60,461,309.34	6.33%	8.569	359	82.96	626
250,000.01 - 300,000.00	231	63,235,549.99	6.62%	8.363	359	82.82	641
300,000.01 - 350,000.00	217	70,527,281.11	7.38%	8.082	359	82.59	652
350,000.01 - 400,000.00	157	58,719,883.08	6.14%	8.268	359	83.10	649
400,000.01 - 450,000.00	179	76,829,087.53	8.04%	8.386	359	82.06	635
450,000.01 - 500,000.00	198	94,387,570.04	9.88%	8.107	359	81.49	646
500,000.01 - 550,000.00	165	86,633,195.35	9.07%	8.039	359	82.43	648
550,000.01 - 600,000.00	113	65,093,551.53	6.81%	8.161	359	82.39	637
600,000.01 - 650,000.00	71	44,661,535.10	4.67%	7.779	356	80.30	651
650,000.01 - 700,000.00	51	34,443,266.15	3.60%	8.078	359	81.34	649
700,000.01 - 750,000.00	38	27,599,674.81	2.89%	8.338	359	80.21	635
750,000.01 - 800,000.00	63	49,392,430.33	5.17%	8.258	359	77.98	641
800,000.01 - 850,000.00	11	9,079,830.51	0.95%	7.354	359	76.49	656
850,000.01 - 900,000.00	4	3,501,700.00	0.37%	7.703	359	83.84	675
900,000.01 - 950,000.00	1	920,000.00	0.10%	7.100	359	80.00	695
950,000.01 - 1,000,000.00	9	8,891,228.30	0.93%	7.133	359	78.06	680
1,000,000.01+	5	5,730,116.84	0.60%	7.147	359	78.56	679
Total	3,679	955,685,730.39	100.00%	8.520	358	83.31	642

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	1	304,000.00	0.03%	5.390	360	80.00	671
5.500 - 5.999	31	16,076,163.59	1.68%	5.981	359	68.56	721
6.000 - 6.499	70	32,103,826.39	3.36%	6.276	359	76.49	684
6.500 - 6.999	181	78,528,642.56	8.22%	6.795	359	80.35	673
7.000 - 7.499	223	83,073,342.18	8.69%	7.261	358	80.61	660
7.500 - 7.999	460	169,053,636.51	17.69%	7.773	359	81.64	660
8.000 - 8.499	365	126,071,090.01	13.19%	8.261	359	81.92	648
8.500 - 8.999	507	171,723,698.78	17.97%	8.752	359	83.46	632
9.000 - 9.499	288	83,371,805.91	8.72%	9.217	359	84.42	618
9.500 - 9.999	342	67,670,574.30	7.08%	9.726	359	86.35	592
10.000 -10.499	230	33,020,487.31	3.46%	10.226	356	88.70	600
10.500 -10.999	251	31,102,087.00	3.25%	10.786	357	88.37	613
11.000 -11.499	267	25,369,032.77	2.65%	11.237	356	95.77	652
11.500 -11.999	193	17,502,341.62	1.83%	11.722	357	96.58	636
12.000 -12.499	172	14,170,867.54	1.48%	12.250	358	93.40	612
12.500 -12.999	67	4,944,537.67	0.52%	12.722	343	86.32	589
13.000 -13.499	21	1,007,233.17	0.11%	13.175	342	97.74	620
13.500 -13.999	9	332,363.08	0.03%	13.779	290	84.68	603
14.000 -14.499	1	260,000.00	0.03%	14.250	360	65.00	520
Total	3,679	955,685,730.39	100.00%	8.520	358	83.31	642

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	107	31,809,077.82	3.33%	10.231	358	72.89	511
525-549	142	37,857,073.74	3.96%	9.687	359	76.72	537
550-574	235	64,001,475.67	6.70%	9.060	357	83.95	562
575-599	256	78,657,433.20	8.23%	8.858	359	84.66	587
600-624	698	151,951,889.75	15.90%	8.603	359	85.73	611
625-649	619	147,963,751.29	15.48%	8.510	359	84.58	638
650-674	678	168,398,070.57	17.62%	8.322	358	84.02	662
675-699	438	116,425,682.37	12.18%	8.112	359	83.76	687
700+	506	158,621,275.98	16.60%	7.953	358	81.49	733
Total	3,679	955,685,730.39	100.00%	8.520	358	83.31	642

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	32	7,646,580.40	0.80%	8.041	359	42.28	624
50.00- 54.99	16	5,585,928.25	0.58%	8.101	359	51.97	623
55.00- 59.99	26	8,138,752.92	0.85%	8.775	358	57.89	590
60.00- 64.99	46	16,355,727.85	1.71%	8.243	352	63.42	625
65.00- 69.99	54	19,135,941.22	2.00%	8.634	359	66.42	615
70.00- 74.99	77	25,522,811.07	2.67%	8.784	359	72.27	593
75.00- 79.99	115	48,702,819.97	5.10%	8.212	359	77.10	613
80.00	1,310	449,206,090.01	47.00%	7.970	359	80.00	663
80.01- 84.99	45	17,408,822.90	1.82%	8.210	359	83.89	622
85.00- 89.99	264	84,052,836.37	8.80%	8.419	359	85.84	609
90.00- 94.99	415	119,431,951.01	12.50%	8.635	359	90.20	620
95.00- 99.99	203	43,814,502.31	4.58%	9.074	357	95.31	618
100.00	1,076	110,682,966.11	11.58%	10.668	357	100.00	658
Total	3,679	955,685,730.39	100.00%	8.520	358	83.31	642

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	8	500,886.24	0.05%	11.275	119	99.58	684
180	51	1,817,005.64	0.19%	10.350	179	85.93	623
240	7	466,734.09	0.05%	10.904	239	92.91	618
360	3,613	952,901,104.42	99.71%	8.514	359	83.29	642
Total	3,679	955,685,730.39	100.00%	8.520	358	83.31	642

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	8	500,886.24	0.05%	11.275	119	99.58	684
121-180	51	1,817,005.64	0.19%	10.350	179	85.93	623
181-240	7	466,734.09	0.05%	10.904	239	92.91	618
301-360	3,613	952,901,104.42	99.71%	8.514	359	83.29	642
Total	3,679	955,685,730.39	100.00%	8.520	358	83.31	642

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	167	37,681,331.87	3.94%	8.174	358	81.55	631
20.01 -25.00	68	15,443,078.54	1.62%	8.499	358	84.13	624
25.01 -30.00	127	29,435,244.16	3.08%	8.353	358	83.64	634
30.01 -35.00	214	46,293,868.65	4.84%	8.504	359	83.41	649
35.01 -40.00	452	105,895,965.29	11.08%	8.467	358	83.27	650
40.01 -45.00	732	185,337,928.16	19.39%	8.518	358	83.60	653
45.01 -50.00	1,478	386,917,578.35	40.49%	8.511	359	84.23	655
50.01 -55.00	440	148,463,735.37	15.53%	8.712	358	80.88	595
55.01 -60.00	1	217,000.00	0.02%	9.100	359	69.66	622
Total	3,679	955,685,730.39	100.00%	8.520	358	83.31	642

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	2,355	761,835,754.18	79.72%	8.398	359	82.25	636
Fixed Rate	1,324	193,849,976.21	20.28%	8.998	356	87.48	667
Total	3,679	955,685,730.39	100.00%	8.520	358	83.31	642

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	1,111	299,217,290.97	31.31%	8.797	359	83.25	620
2/28 6 MO LIBOR 40/30 Balloon	738	274,495,760.29	28.72%	8.317	359	81.07	646
2/28 6 MO LIBOR 50/30 Balloon	150	62,892,157.00	6.58%	8.115	359	82.40	643
2/28 6 MO LIBOR IO	275	96,428,882.00	10.09%	7.755	359	82.32	646
3/27 6 MO LIBOR	27	6,540,688.76	0.68%	8.356	359	84.99	637
3/27 6 MO LIBOR 40/30 Balloon	19	8,304,662.66	0.87%	7.653	359	80.52	671
3/27 6 MO LIBOR 50/30 Balloon	9	4,941,300.00	0.52%	7.552	359	82.08	675
3/27 6 MO LIBOR IO	14	4,172,706.00	0.44%	7.607	359	87.48	659
5/25 6 MO LIBOR	5	2,031,262.38	0.21%	8.663	359	82.99	622
5/25 6 MO LIBOR 40/30 Balloon	1	484,844.12	0.05%	7.600	358	66.44	676
5/25 6 MO LIBOR 50/30 Balloon	1	271,600.00	0.03%	6.800	359	80.00	658
5/25 6 MO LIBOR IO	5	2,054,600.00	0.21%	7.016	359	79.77	650
Fixed Rate	1,258	165,808,538.10	17.35%	9.272	356	88.77	667
Fixed Rate 40/30 Balloon	44	18,872,690.11	1.97%	7.413	359	79.66	671
Fixed Rate 50/30 Balloon	22	9,168,748.00	0.96%	7.307	359	80.27	656
Total	3,679	955,685,730.39	100.00%	8.520	358	83.31	642

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	294	102,656,188.00	10.74%	7.734	359	82.48	647
Not Interest Only	3,385	853,029,542.39	89.26%	8.615	358	83.41	642
Total	3,679	955,685,730.39	100.00%	8.520	358	83.31	642

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	3,385	853,029,542.39	89.26%	8.615	358	83.41	642
36	7	1,864,886.00	0.20%	7.366	360	89.30	662
60	287	100,791,302.00	10.55%	7.741	359	82.36	647
Total	3,679	955,685,730.39	100.00%	8.520	358	83.31	642

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	1,383	370,945,377.45	38.81%	8.724	358	83.51	648
Prepay Penalty: 12 months	318	91,223,239.85	9.55%	8.546	358	83.34	648
Prepay Penalty: 24 months	1,623	402,979,964.75	42.17%	8.531	359	83.78	631
Prepay Penalty: 36 months	355	90,537,148.34	9.47%	7.608	358	80.42	668
Total	3,679	955,685,730.39	100.00%	8.520	358	83.31	642

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	2,622	869,707,145.90	91.00%	8.250	359	81.69	640
Second Lien	1,057	85,978,584.49	9.00%	11.248	355	99.71	662
Total	3,679	955,685,730.39	100.00%	8.520	358	83.31	642

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Easy Documentation	46	13,610,279.92	1.42%	8.716	357	87.40	603
Full Documentation	2,143	529,321,474.52	55.39%	8.171	358	84.36	631
Stated Documentation	1,490	412,753,975.95	43.19%	8.961	359	81.83	658
Total	3,679	955,685,730.39	100.00%	8.520	358	83.31	642

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	979	336,249,459.64	35.18%	8.425	358	80.93	617
Home Improvement	65	24,843,360.98	2.60%	8.334	359	82.75	632
Purchase	2,612	585,738,264.44	61.29%	8.590	358	84.75	657
Rate/Term Refinance	23	8,854,645.33	0.93%	8.006	359	80.15	622
Total	3,679	955,685,730.39	100.00%	8.520	358	83.31	642

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	265	72,928,540.90	7.63%	8.505	359	83.92	663
3 Units	19	6,360,212.93	0.67%	8.266	357	85.89	683
4 Units	11	3,341,091.84	0.35%	8.188	358	82.94	670
Condominium	284	59,043,685.41	6.18%	8.785	358	83.55	651
PUD	1	822,000.00	0.09%	8.950	360	78.29	588
Single Family	3,099	813,190,199.31	85.09%	8.505	358	83.23	639
Total	3,679	955,685,730.39	100.00%	8.520	358	83.31	642

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	164	30,457,246.88	3.19%	9.000	357	82.55	646
Primary	3,502	920,108,799.51	96.28%	8.509	358	83.34	642
Second Home	13	5,119,684.00	0.54%	7.700	359	83.35	664
Total	3,679	955,685,730.39	100.00%	8.520	358	83.31	642

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	80	16,582,810.84	1.74%	8.668	359	84.44	632
Arkansas	7	1,136,757.29	0.12%	8.887	359	92.81	588
California	823	279,572,017.04	29.25%	8.267	359	82.25	652
Colorado	40	9,017,504.13	0.94%	8.236	359	87.20	638
Connecticut	34	8,912,515.74	0.93%	8.499	359	85.73	641
Delaware	10	1,264,376.31	0.13%	9.478	346	85.51	598
District of Columbia	15	5,418,614.37	0.57%	8.904	359	77.93	626
Florida	688	146,389,625.85	15.32%	8.673	359	83.15	635
Georgia	122	22,045,830.69	2.31%	8.507	358	86.23	642
Hawaii	30	10,029,774.08	1.05%	8.332	359	82.34	652
Idaho	10	1,562,662.24	0.16%	9.709	358	83.46	590
Illinois	209	45,166,828.50	4.73%	8.902	357	85.41	644
Indiana	15	2,620,423.81	0.27%	9.054	358	90.32	632
Iowa	1	93,463.24	0.01%	10.550	358	85.00	580
Kansas	2	212,000.00	0.02%	9.916	359	85.38	666
Kentucky	8	1,315,073.77	0.14%	7.825	356	80.65	609
Maine	4	433,958.55	0.05%	9.892	350	81.22	571
Maryland	232	68,027,006.54	7.12%	8.581	359	82.84	631
Massachusetts	85	25,771,013.69	2.70%	8.439	358	82.13	626
Michigan	57	9,547,582.79	1.00%	9.346	357	87.93	603
Minnesota	23	5,011,701.26	0.52%	8.150	359	81.37	627
Missouri	17	1,462,976.91	0.15%	9.699	356	87.64	590
Nebraska	1	120,600.00	0.01%	9.900	359	90.00	562
Nevada	52	13,374,352.44	1.40%	8.644	359	85.19	644
New Hampshire	10	2,495,826.78	0.26%	8.946	359	84.64	614
New Jersey	157	45,542,413.75	4.77%	8.710	358	84.46	650
New Mexico	7	1,778,607.82	0.19%	9.563	357	74.23	573
New York	359	116,611,534.62	12.20%	8.346	359	83.04	662
North Carolina	46	6,674,700.57	0.70%	9.174	358	84.61	616
Ohio	41	5,506,751.48	0.58%	8.913	358	88.66	615
Oklahoma	2	187,137.58	0.02%	10.217	358	94.44	597
Oregon	10	1,880,651.82	0.20%	9.244	356	79.73	597
Pennsylvania	79	11,119,132.34	1.16%	9.202	357	82.43	606
Rhode Island	13	2,704,150.00	0.28%	9.300	359	85.42	638
South Carolina	23	4,276,277.86	0.45%	8.874	357	87.56	600
Tennessee	39	4,054,813.29	0.42%	9.469	359	87.31	593
Texas	78	15,939,020.65	1.67%	8.172	351	80.19	653
Utah	10	2,102,748.10	0.22%	8.938	359	88.42	630
Virginia	141	37,720,715.83	3.95%	8.645	359	83.98	634
Washington	58	14,108,981.26	1.48%	8.553	359	83.81	624
West Virginia	5	991,860.00	0.10%	7.857	358	90.02	625
Wisconsin	36	6,900,936.56	0.72%	8.569	359	86.51	627
Total	3,679	955,685,730.39	100.00%	8.520	358	83.31	642

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	1	304,000.00	0.04%	5.390	360	80.00	671
3.000 - 3.499	3	1,856,000.00	0.24%	5.968	359	80.00	652
3.500 - 3.999	24	10,272,674.14	1.35%	6.331	359	80.51	675
4.000 - 4.499	90	34,803,636.61	4.57%	6.816	359	81.18	666
4.500 - 4.999	160	62,136,755.78	8.16%	7.248	359	81.30	659
5.000 - 5.499	271	98,421,499.99	12.92%	7.737	359	81.53	657
5.500 - 5.999	324	119,091,130.70	15.63%	8.299	359	81.95	648
6.000 - 6.499	332	113,102,147.61	14.85%	8.697	359	84.10	639
6.500 - 6.999	1,150	321,847,909.35	42.25%	9.009	359	82.30	616
Total	2,355	761,835,754.18	100.00%	8.398	359	82.25	636

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	2	664,000.00	0.09%	6.832	360	80.00	636
5.500 - 5.999	4	2,176,000.00	0.29%	5.922	358	80.00	681
6.000 - 6.499	29	12,133,035.15	1.59%	6.300	359	80.24	679
6.500 - 6.999	131	52,204,018.44	6.85%	6.819	359	81.14	668
7.000 - 7.499	193	70,375,069.92	9.24%	7.256	359	81.11	659
7.500 - 7.999	430	155,520,701.78	20.41%	7.771	359	81.41	660
8.000 - 8.499	335	117,544,653.85	15.43%	8.263	359	81.96	650
8.500 - 8.999	484	165,665,989.23	21.75%	8.750	359	83.45	632
9.000 - 9.499	279	81,352,594.91	10.68%	9.218	359	84.49	617
9.500 - 9.999	244	58,760,837.55	7.71%	9.710	359	84.58	581
10.000 -10.499	95	20,610,542.96	2.71%	10.216	359	83.52	565
10.500 -10.999	77	15,084,188.69	1.98%	10.706	359	77.50	551
11.000 -11.499	20	3,553,733.84	0.47%	11.210	359	74.77	538
11.500 -11.999	15	1,824,736.16	0.24%	11.661	359	70.34	530
12.000 -12.499	8	2,287,630.01	0.30%	12.182	359	59.94	523
12.500 -12.999	6	1,636,021.69	0.21%	12.647	359	63.27	517
13.000 -13.499	1	72,000.00	0.01%	13.000	359	80.00	521
13.500 -13.999	1	110,000.00	0.01%	13.750	359	61.11	522
14.000 -14.499	1	260,000.00	0.03%	14.250	360	65.00	520
Total	2,355	761,835,754.18	100.00%	8.398	359	82.25	636

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.000 -11.499	1	304,000.00	0.04%	5.390	360	80.00	671
11.500 -11.999	4	2,176,000.00	0.29%	5.922	358	80.00	681
12.000 -12.499	29	12,133,035.15	1.59%	6.300	359	80.24	679
12.500 -12.999	131	52,204,018.44	6.85%	6.820	359	81.14	669
13.000 -13.499	192	70,155,069.92	9.21%	7.255	359	81.11	659
13.500 -13.999	430	155,490,301.78	20.41%	7.770	359	81.42	660
14.000 -14.499	337	118,155,053.85	15.51%	8.262	359	81.95	650
14.500 -14.999	483	165,092,519.19	21.67%	8.750	359	83.44	632
15.000 -15.499	279	81,352,594.91	10.68%	9.218	359	84.49	617
15.500 -15.999	244	58,760,837.55	7.71%	9.710	359	84.58	581
16.000 -16.499	95	20,610,542.96	2.71%	10.216	359	83.52	565
16.500 -16.999	77	15,084,188.69	1.98%	10.706	359	77.50	551
17.000 -17.499	20	3,553,733.84	0.47%	11.210	359	74.77	538
17.500 -17.999	15	1,824,736.16	0.24%	11.661	359	70.34	530
18.000 -18.499	8	2,287,630.01	0.30%	12.182	359	59.94	523
18.500 -18.999	6	1,636,021.69	0.21%	12.647	359	63.27	517
19.000 -19.499	2	645,470.04	0.08%	9.046	357	84.42	642
19.500 -19.999	1	110,000.00	0.01%	13.750	359	61.11	522
20.000 -20.499	1	260,000.00	0.03%	14.250	360	65.00	520
Total	2,355	761,835,754.18	100.00%	8.398	359	82.25	636

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000	35	14,328,607.96	1.88%	8.440	356	80.15	638
3.000	2,320	747,507,146.22	98.12%	8.398	359	82.29	636
Total	2,355	761,835,754.18	100.00%	8.398	359	82.25	636

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	2,355	761,835,754.18	100.00%	8.398	359	82.25	636
Total	2,355	761,835,754.18	100.00%	8.398	359	82.25	636

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
04/01/08	7	3,269,087.52	0.43%	8.036	355	79.47	667
05/01/08	13	5,707,331.72	0.75%	8.497	356	78.63	606
06/01/08	110	35,564,023.55	4.67%	8.505	357	82.70	642
07/01/08	328	96,423,096.06	12.66%	8.627	358	82.16	632
08/01/08	844	264,189,436.01	34.68%	8.460	359	81.89	631
09/01/08	954	322,996,185.40	42.40%	8.325	359	82.56	639
10/01/08	18	4,884,930.00	0.64%	8.274	360	83.74	623
07/01/09	6	1,477,270.16	0.19%	7.851	358	79.84	687
08/01/09	28	8,963,327.26	1.18%	7.816	359	85.18	668
09/01/09	34	13,214,760.00	1.73%	7.868	359	82.44	652
10/01/09	1	304,000.00	0.04%	5.390	360	80.00	671
07/01/11	2	998,486.50	0.13%	8.243	358	73.42	697
08/01/11	3	886,920.00	0.12%	6.867	359	80.86	663
09/01/11	7	2,956,900.00	0.39%	7.853	359	81.64	616
Total	2,355	761,835,754.18	100.00%	8.398	359	82.25	636

Silent 2nd	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Has 2nd lien	1,396	455,468,988.19	47.66%	7.990	359	80.89	665
No Silent 2nd	2,283	500,216,742.20	52.34%	9.003	358	85.52	622
Total	3,679	955,685,730.39	100.00%	8.520	358	83.31	642